Exhibit 99.3





November 15, 2001

Dear Member:

We are pleased to announce that Clover Leaf Bank, SB. ("Clover Leaf") is converting from the mutual to the stock form of organization (the "Conversion"). In connection with the Conversion, Clover Leaf Financial Corp., the newly-formed holding company for Clover Leaf, is offering common stock in a subscription offering pursuant to a Plan of Conversion.

To accomplish this Conversion, we need your participation in an important vote. Enclosed is a proxy statement describing the Plan of Conversion and your voting and subscription rights. YOUR VOTE IS VERY IMPORTANT.

Enclosed, as part of the proxy materials, is your proxy card, the detachable section on top of the order form having your name and address. This proxy card should be signed and returned to us prior to the Special Meeting of Members to be held on December XX, 2001. Please take a moment now to sign the enclosed proxy card and return it to us in the postage-paid envelope provided. Your Board of Directors has unanimously approved the Plan of Conversion and urges you to vote "FOR" the Conversion. FAILURE TO VOTE HAS THE SAME EFFECT AS VOTING AGAINST THE CONVERSION.

The Board of Directors believes the Conversion will offer a number of advantages, such as an opportunity for depositors of Clover Leaf to become shareholders. Please remember:

          o Your deposit accounts will continue to be insured up to the maximum legal limit by the Federal Deposit Insurance Corporation ("FDIC").

          o There will be no change in the balance, interest rate or maturity of any deposit accounts because of the Conversion.

          o Members have a right, but not an obligation, to buy Clover Leaf Financial Corp. common stock and may do so without a commission or fee before it is offered to the general public.

          o Like all stock, shares of Clover Leaf Financial Corp. common stock issued in this offering will not be insured by the FDIC.

Enclosed is a prospectus containing a complete discussion of the stock offering. We urge you to read this material carefully. If you are interested in purchasing the common stock of Clover Leaf Financial Corp. you must submit your Stock Order and Certification Form and payment prior to 12:00 Noon, Edwardsville, Illinois time, on December XX, 2001.

If you have additional  questions  regarding the  Conversion,  please call us at
(000) 000-0000, Monday, 12:00 Noon to 4:00 PM, Tuesday through Thursday, 8:30 AM to 4:00 PM, and Friday, 8:30 AM to 12:00 Noon, or stop by our Stock Information Center located at 200 E. Park Street, Edwardsville, Illinois.

Sincerely,


Dennis M. Terry
President and Chief Executive Officer


THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY CLOVER LEAF BANK, SB, CLOVER LEAF FINANCIAL CORP., THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND, OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

November XX, 2001


Dear Friend:

We are pleased to announce that Clover Leaf Bank, SB ("Clover Leaf") is converting from the mutual to the stock form of organization (the "Conversion"). In connection with the Conversion, Clover Leaf Financial Corp., the newly-formed holding company for Clover Leaf, is offering common stock in a subscription offering pursuant to a Plan of Conversion.

Because of your subscription rights as a former member of Clover Leaf, we are sending you the following materials which describe the stock offering.

     PROSPECTUS: This document provides detailed information about Clover Leaf's operations and the proposed stock offering.

     STOCK ORDER AND CERTIFICATION FORM: This form is used to purchase stock by returning it with your payment in the enclosed business reply envelope. The deadline for ordering stock is 12:00 Noon, Edwardsville, Illinois time, on December XX, 2001.

As a former depositor of Clover Leaf, you will have the opportunity to buy common stock directly from Clover Leaf Financial Corp. in the offering without paying a commission or fee. If you have additional questions regarding the Conversion, please call us at (000) 000-0000, Monday, 12:00 Noon to 4:00 PM, Tuesday through Thursday, 8:30 AM to 4:00 PM, and Friday, 8:30 AM to 12:00 Noon, or stop by our Stock Information Center located at 200 E. Park Street, Edwardsville, Illinois.


We are pleased to offer you this opportunity to become a shareholder of Clover Leaf Financial Corp. Sincerely,



Dennis M. Terry
President and Chief Executive Officer





THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY CLOVER LEAF BANK, SB, CLOVER LEAF FINANCIAL CORP., THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND, OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

                   [KEEFE, BRUYETTE & WOODS, INC. LETTERHEAD]




To Members and Friends of
Clover Leaf Bank, SB

--------------------------------------------------------------------------------

Keefe, Bruyette & Woods, Inc., a member of the National Association of Securities Dealers, Inc. ("NASD"), is assisting Clover Leaf Bank, SB in converting from the mutual to the stock form of organization which will then become a wholly-owned subsidiary of a new holding company, Clover Leaf Financial Corp. In connection with the conversion, Clover Leaf Financial Corp. is offering shares of its common stock in a subscription and community offering pursuant to a Plan of Conversion.

At the request of Clover Leaf Financial Corp., we are enclosing materials explaining this process and your options, including an opportunity to invest in shares of Clover Leaf Financial Corp. common stock being offered to customers of Clover Leaf Bank and various other persons until 12:00 Noon, Edwardsville, Illinois time, on December XX, 2001. Please read carefully the enclosed offering materials, including the Prospectus, for a complete discussion of the stock offering. Clover Leaf Financial Corp. has asked us to forward these documents to you in view of certain requirements of the securities laws in your state.

If you have additional  questions  regarding the  Conversion,  please call us at
(000) 000-0000, Monday, 12:00 Noon to 4:00 PM, Tuesday through Thursday, 8:30 AM to 4:00 PM, and Friday, 8:30 AM to 12:00 Noon, or stop by our Stock Information Center located at 200 E. Park Street, Edwardsville, Illinois.



Very truly yours,


Keefe, Bruyette & Woods, Inc.





THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY CLOVER LEAF BANK, SB, CLOVER LEAF FINANCIAL CORP., THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND, OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

November XX, 2001


Dear Member:

We are pleased to announce that Clover Leaf Bank, SB ("Clover Leaf") is converting from the mutual to the stock form of organization (the "Conversion") which will then become a wholly-owned subsidiary of a new holding company, Clover Leaf Financial Corp. In connection with the Conversion, Clover Leaf Financial Corp. is offering shares of its common stock in a subscription offering pursuant to a Plan of Conversion.

Unfortunately, Clover Leaf Financial Corp. is unable to either offer or sell its common stock to you because the small number of eligible subscribers in your jurisdiction makes registration or qualification of the common stock under the securities laws of your jurisdiction impractical or for other reasons..
Accordingly, this letter should not be considered an offer to sell or a solicitation of an offer to buy the common stock of Clover Leaf Financial Corp.

However, as a member of Clover Leaf you have the right to vote on the Plan of Conversion at the Special Meeting of Members to be held on December XX, 2001. Therefore, enclosed is a proxy card, a proxy statement (which includes the Notice of the Special Meeting), a prospectus (which contains information incorporated into the proxy statement) and a return envelope for your proxy card.

We invite you to attend the Special Meeting of Members on December XX, 2001. However, whether or not you are able to attend the meeting, please complete the enclosed proxy card and return it in the enclosed envelope.

Sincerely,


Dennis M. Terry
President and Chief Executive Officer

FACTS ABOUT CONVERSION

The Board of Directors of Clover Leaf Bank, SB ("Clover Leaf") unanimously adopted a Plan of Conversion to convert from a federally-chartered mutual savings bank to a federally-chartered stock savings bank (the "Conversion").

This brochure answers some of the most frequently asked questions about the Conversion and about your opportunity to invest in common shares of Clover Leaf Financial Corp. (the "Holding Company"), the newly-formed corporation that will become the holding company for Clover Leaf following the Conversion.

Investment in the common stock of the Holding Company involves certain risks. For a discussion of these risks and other factors, including a complete description of the offering, investors are urged to read the accompanying Prospectus, especially the discussion under the heading "Risk Factors".

WHY IS CLOVER LEAF CONVERTING TO STOCK FORM?
--------------------------------------------------------------------------------
The stock form of ownership is used by most business corporations and an increasing number of savings institutions. The stock form of organization offers many competitive advantages, including growth opportunities and increased capital levels.

WILL THE CONVERSION AFFECT ANY OF MY DEPOSIT ACCOUNTS OR LOANS?
--------------------------------------------------------------------------------
No. The Conversion will have no effect on the balance or terms of any savings account or loan, and your deposits will continue to be federally insured by the Federal Deposit Insurance Corporation ("FDIC") to the maximum legal limit. Your savings account is not being converted into stock.

WHO IS ELIGIBLE TO PURCHASE COMMON SHARES IN THE SUBSCRIPTION OFFERING?
--------------------------------------------------------------------------------
Certain past and present depositors of Clover Leaf are eligible to purchase common stock in the subscription offering.

HOW MANY COMMON SHARES ARE BEING OFFERED AND AT WHAT PRICE?
--------------------------------------------------------------------------------
Clover Leaf Financial Corp. is offering up to 661,250 shares of common stock, subject to adjustment as described in the Prospectus, at a price of $10.00 per share through the Prospectus.

HOW MANY SHARES MAY I BUY?
--------------------------------------------------------------------------------
The minimum purchase is $250 (25 shares). No individual or individuals, through a single account, may purchase more than $150,000 (15,000 shares). No associated group may purchase more than $200,000 (20,000 shares) as further discussed in the Prospectus.

WILL THE COMMON STOCK BE INSURED?
--------------------------------------------------------------------------------
No. Like any other common stock, the Holding Company's common stock will not be insured.

DO MEMBERS HAVE TO BUY THE COMMON STOCK?
--------------------------------------------------------------------------------
No. However, the Conversion will allow depositors of Clover Leaf an opportunity to buy common shares and become shareholders of the Holding Company for the local financial institution with which they do business.

HOW DO I ORDER THE COMMON STOCK?
--------------------------------------------------------------------------------
You must complete the enclosed Stock Order and Certification Form. Instructions for completing your Stock Order and Certification Form are contained in this packet. Your order must be received by 12:00 Noon, Edwardsville, Illinois Time on December XX, 2001.

HOW MAY I PAY FOR MY COMMON STOCK?
--------------------------------------------------------------------------------
First, you may pay for common stock by check, cash or money order. Interest will be paid by Clover Leaf on these funds at the passbook rate from the day the funds are received until the completion or termination of the Conversion.
Second, you may authorize us to withdraw funds from your deposit account or certificate of deposit at Clover Leaf for the amount of funds you specify for payment. You will not have access to these funds from the day we receive your order until completion or termination of the Conversion. There is no penalty for withdrawal from a certificate of deposit.

CAN I PURCHASE STOCK USING FUNDS IN MY CLOVER LEAF IRA ACCOUNT?
--------------------------------------------------------------------------------
Federal regulations do not permit the purchase of common stock in connection with the Conversion from your existing Clover Leaf IRA account. To accommodate our depositors, we have made arrangements with an outside trustee to allow such purchases. Please call our Stock Information Center for additional information.

WILL DIVIDENDS BE PAID ON THE COMMON STOCK?
--------------------------------------------------------------------------------
The Board of Directors of the Holding Company does not anticipate paying a cash dividend.

HOW WILL THE COMMON STOCK BE TRADED?
--------------------------------------------------------------------------------
The Holding Company's stock is expected to trade on the OTC "Electronic Bulletin Board". However, no assurance can be given that an active and liquid market will develop.

ARE OFFICERS AND DIRECTORS OF CLOVER LEAF PLANNING TO PURCHASE STOCK?
--------------------------------------------------------------------------------
Yes! The officers and directors of Clover Leaf plan to purchase, in the aggregate, $1,070,000 worth of stock or approximately 21.4% of the common stock offered at the midpoint of the offering range.

MUST I PAY A COMMISSION?
--------------------------------------------------------------------------------
No. You will not be charged a commission or fee on the purchase of common stock in the Conversion.

SHOULD I VOTE TO APPROVE THE PLAN OF CONVERSION?
--------------------------------------------------------------------------------
Yes.  Your "YES" vote is very important!

PLEASE VOTE, SIGN AND RETURN ALL PROXY CARDS!

WHY DID I GET SEVERAL PROXY CARDS?
--------------------------------------------------------------------------------
If you have more than one account, you could receive more than one proxy card, depending on the ownership structure of your accounts.

HOW MANY VOTES DO I HAVE?
--------------------------------------------------------------------------------
Your proxy card(s) show(s) the number of votes you have. Every depositor is entitled to cast one vote for each $100, and a proportionate fractional vote for an amount of less than $100, on deposit as of the voting record date.

MAY I VOTE IN PERSON AT THE SPECIAL MEETING?
--------------------------------------------------------------------------------
Yes, but we would still like you to sign and mail your proxy today. If you decide to revoke your proxy you may do so at any time before such proxy is exercised by executing and delivering a later dated proxy or by giving written notice of revocation in writing or by voting in person at the special meeting. Attendance at the special meeting will not, of itself, revoke a proxy.

For Additional Information You May Visit or Call Our Stock Information Center Monday, 12:00 Noon to 4:00 PM, Tuesday through Thursday, 8:30 AM to 4:00 PM, and Friday, 8:30 AM to 12:00 Noon In Clover Leaf's Office.

                            STOCK INFORMATION CENTER
                                 (xxx) xxx-xxxx

                                Clover Leaf Bank
                               200 E. Park Street
                          Edwardsville, Illinois 62025

--------------------------------------------------------------------------------
                                    QUESTIONS

                                       AND

                                     ANSWERS
--------------------------------------------------------------------------------




                           Clover Leaf Financial Corp.


                               Holding Company for

                              Clover Leaf Bank, SB




THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY CLOVER LEAF BANK, SB, CLOVER LEAF FINANCIAL CORP., THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND, OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

                                   PROXY GRAM

                              PLEASE VOTE TODAY...

We recently sent you a proxy statement and related materials regarding a proposal to convert Clover Leaf Bank from a mutual savings bank to a stock savings bank.

         Your vote on the Plan of Conversion has not yet been received.

 Voting for the Conversion does not obligate you to purchase stock and will not affect your accounts or FDIC Insurance.

     Failure to Vote has the Same Effect as Voting Against the Conversion.

   The Board of Directors unanimously recommends a vote "FOR" the Conversion.

                         Your Vote Is Important To Us!
                         -----------------------------

Please sign the enclosed proxy card and return it in the postage-paid envelope provided TODAY! If you received more than one proxy card, please be sure to sign and return all cards you received.

Thank you,



Dennis M. Terry
President and Chief Executive Officer
Clover Leaf Bank
Edwardsville, IL

  If you have already mailed your proxy card(s), please accept our thanks and disregard this notice.

                  For further information call (xxx)xxx-xxxx.


THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY CLOVER LEAF BANK, SB, CLOVER LEAF FINANCIAL CORP., THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND, OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

                                   STOCKGRAM


We are pleased to announce that Clover Leaf Financial Corp., the holding company for Clover Leaf Bank, SB, is offering shares of common stock in a subscription offering. The sale of stock in connection with the offering will enable Clover Leaf Financial Corp. to raise additional capital to support and enhance its current franchise.

We previously mailed to you a Prospectus providing detailed information about Clover Leaf Financial Corp's operations and the proposed stock offering. We urge you to read the Prospectus carefully.

We invite our loyal customers and community members to become shareholders of Clover Leaf Financial Corp. If you are interested in purchasing the common stock of Clover Leaf Financial Corp., your Stock Order Form, Certification Form and payment must be received by Clover Leaf Financial Corp. prior to 12:00 noon, Edwardsville, Illinois time, on December XX, 2001.

Should you have additional questions regarding the stock offering or need additional materials, please call the Stock Information Center at (XXX)XXX-XXXX or stop by the Stock Information Center at 200 E. Park Street, Edwardsville, Illinois.



THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY CLOVER LEAF BANK, SB, CLOVER LEAF FINANCIAL CORP., THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND, OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.